Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT


                  This agreement (the "Agreement") is made as of August 2, 2002, by and between Great Basin Gold Ltd. ("Great Basin"), its assignees pursuant to the Warrant (as hereinafter defined) (each an "Assignee") and Hecla Mining Company ("Hecla").

                                    RECITALS

                  WHEREAS, Hecla has issued a warrant (the "Warrant") to Great Basin dated as of the date hereof providing Great Basin the right to purchase two million (2,000,000) shares of Hecla common stock, $.25 par value per share (the "Common Stock");

                  WHEREAS, pursuant to Section 5 of the Warrant, Great Basin may assign some or all of its interest in the Warrant to one or more Assignees;

                  WHEREAS, the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), impose certain limitations on Great Basin and its Assignees with respect to the resale of any Common Stock purchased by Great Basin or any Assignee upon exercise of their respective Warrant (the "Hecla Shares"); and

                  WHEREAS, Hecla will, in order to permit the resale of the Hecla Shares by Great Basin and any Assignee, undertake to register the Hecla Shares under the Securities Act on Form S-3 or such other form as may be appropriate (the "Resale Registration Statement").

                  NOW, THEREFORE, in consideration of the mutual undertakings contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Obligations of Great Basin. Great Basin and any Assignee, in connection with any offer, sale, or distribution of Hecla Shares pursuant to the Resale Registration Statement, covenant to (i) furnish all such information concerning Great Basin and/or any Assignee and the offer, sale, or distribution proposed to be made by Great Basin and any Assignee and take all such action as may be reasonably required of Great Basin and any Assignee in order to permit Hecla to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder in connection with the Resale Registration Statement and to obtain the declaration of effectiveness of the Resale Registration Statement, (ii) update, to the extent required by applicable law, any information about Great Basin and any Assignee and the proposed plan of distribution contained in the Resale Registration Statement during the period the Resale Registration Statement is effective, and (iii) comply with all applicable requirements under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, in connection with such sale, including delivery of a current prospectus and compliance with the anti-manipulation rules under the Exchange Act.


                          Registration Rights Agreement

         Subject to the restrictions contained in Sections 1 and 4 hereof, Great Basin and/or any Assignee may sell Hecla Shares from time to time pursuant to the Resale Registration Statement, whether to or through a broker, dealer, or market maker or directly to one or more purchasers, including pledgees; provided, however, that sales of Hecla Shares pursuant to the Resale Registration Statement shall not be made in an underwritten public offering without Hecla's prior written consent.

         2. Obligations of Hecla. Hecla will use its reasonable efforts to:

         2.1 within four (4) months after the date hereof prepare and file with the Securities and Exchange Commission ("SEC") the Resale Registration Statement and the prospectus included therein (including any necessary amendments, including post-effective amendments, and supplements thereto) and take such other actions as may be reasonably necessary to cause the Resale Registration Statement to be declared effective.

         2.2 cause the prospectus included in the Resale Registration Statement to be amended or supplemented as required and to be filed as required by Rule 424 (the "Resale Prospectus") or any similar rule that may be adopted under the Securities Act; (ii) respond as promptly as practicable to any comments received from the SEC with respect to the Resale Registration Statement or any amendment thereto; (iii) comply in all material respects with the periodic reporting obligations under the Exchange Act and the rules and regulations promulgated thereunder; (iv) keep such Resale Registration Statement effective until such date as is the earlier of (x) the date when all Hecla Shares have been sold or
(y) the date when all Hecla Shares may be sold without restriction pursuant to Rule 144(k) of the Securities Act; and (v) comply with the provisions of the Securities Act with respect to the disposition of all of the Hecla Shares covered by such Resale Registration Statement during such period in accordance with the intended methods of disposition by Great Basin and/or any Assignee set forth in such Resale Registration Statement.

         2.3 furnish to Great Basin and/or any Assignee such number of copies of the Resale Registration Statement, each amendment and supplement thereto, the Resale Prospectus, any supplement to such prospectus, and such other documents as Great Basin or any Assignee may reasonably request in order to facilitate the disposition of the Hecla Shares owned by Great Basin and/or any Assignee;

         2.4 register or qualify the Hecla Shares under such other securities or blue sky laws of such jurisdictions as Great Basin and/or any Assignee reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable Great Basin and/or any Assignee to consummate the disposition in such jurisdictions of the Hecla Shares owned by Great Basin and/or any Assignee (provided that Hecla will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction);

         2.5 notify Great Basin and any Assignee of the happening of any event as a result of which the Resale Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statement therein, in


                          Registration Rights Agreement
light of the circumstances in which they were made, not misleading, and, at the request of Great Basin or any Assignee but subject to the provisions of Section 4 hereof, Hecla will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Hecla Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         2.6 notify Great Basin and any Assignee promptly and, if requested, confirm in writing, (i) when the Resale Registration Statement and any post-effective amendments thereto have become effective; (ii) when any amendment or supplement to the prospectus contained in the Resale Registration Statement has been filed with the SEC; (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Resale Registration Statement or any part thereof or the initiation of any proceedings for that purpose; or (iv) if Hecla receives any notification with respect to the suspension of the qualification of the Hecla Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

         2.7 make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement or any part thereof as promptly as possible;

         2.8 enable certificates for such Hecla Shares to be issued for such numbers of shares and registered in such names as Great Basin or any Assignee may reasonably request;

         2.9 use its reasonable best efforts to cause all Hecla Shares relating to such Registration Statement to be listed on the NYSE and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which the same securities issued by Hecla are then listed.

         3. Registration Expenses.

         3.1 All expenses incident to Hecla's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Hecla, and all independent certified public accountants and other persons retained by Hecla (all such expenses being herein called "Registration Expenses"), will be borne by Hecla. Any and all commissions, selling concessions, brokerage fees, discounts, and stock transfer taxes ("Selling Expenses") shall be borne by Great Basin and any Assignee.

         3.2 In connection with each sale of Hecla Shares, fees and disbursements of counsel for Great Basin and/or any Assignee shall be borne by Great Basin or any Assignee, as the case may be.

         4. Black-Out Period. Hecla may provide written notice to Great Basin and any Assignee requiring Great Basin and any Assignee not to make any sales of the Hecla Shares pursuant to the Resale Registration Statement if: (i) in the reasonable opinion of Hecla (x) securities laws applicable to such sale would


                          Registration Rights Agreement
require Hecla to disclose material non-public information ("Non-Public Information") and (y) the disclosure of such Non-Public Information would adversely affect Hecla; (ii) in the reasonable opinion of Hecla such sale would interfere with a financing transaction by Hecla (a "Financing Period"); or (iii) such sale would occur during the period between the end of a fiscal quarter and the announcement by Hecla of its earnings for that quarter (an "Earnings Period"). The Financing Period and Earnings Period are collectively referred to herein as the "Restricted Period". In the event sales of the Hecla Shares by Great Basin and any Assignee is deferred because of the existence of Non-Public Information, Hecla will notify Great Basin and any Assignee promptly upon such Non-Public Information being included by Hecla in a filing with the SEC, being otherwise disclosed to the public (other than through the actions of Great Basin and/or any Assignee), or ceasing to be material to Hecla, and upon such notice being given by Hecla, Great Basin and any Assignee shall again be entitled to sell Hecla Shares as provided herein. In the event the sale by Great Basin and any Assignee of Hecla Shares is deferred because Hecla has notified Great Basin and any Assignee of a Restricted Period, Hecla shall specify, in notifying Great Basin and any Assignee of the deferral, when the Restricted Period will end, at which time Great Basin and any Assignee shall again be entitled to sell Hecla Shares as provided herein. If the Restricted Period is thereafter changed, Hecla will promptly notify Great Basin and any Assignee of such change and upon the end of the Restricted Period as so changed, Great Basin and any Assignee will again be entitled to sell Hecla Shares as provided herein. If an agreement to which such Restricted Period relates is terminated prior to the end of the Restricted Period, the deferral period hereunder shall end immediately and Hecla shall promptly notify Great Basin and any Assignee of the end of the deferral period.

         5. Term. Hecla agrees that the rights of Great Basin and any Assignee under this Agreement shall remain in effect until the Hecla Shares are sold in compliance with Rule 144 or may be sold pursuant to Rule 144(k) under the Securities Act without restriction.

         6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and legal representatives, but may not be assigned by Great Basin or any Assignee without the prior written consent of Hecla.

         7. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

         8. Headings. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.

         9. Entire Agreement. This instrument contains the entire agreement of the parties hereto with respect to the sale of Hecla Shares pursuant to the Resale Registration Statement and matters relating thereto, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

                                     * * * *


                          Registration Rights Agreement

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                        HECLA MINING COMPANY



                                        ----------------------------------------
                                        By:  Thomas F. Fudge, Jr.
                                        Its: Vice President-Operations



                                        GREAT BASIN GOLD LTD.



                                        ----------------------------------------
                                        By:
                                        Its:



                          Registration Rights Agreement
                                   Page 5 of 5